EXHIBIT 2


                                 AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT


                  Amendment No. 1, dated as of November 15, 1995, to the Rights Agreement, dated as of December 4, 1986 (the "Agreement"), between Bally Entertainment Corporation (formerly known as "Bally Manufacturing Corporation"), a Delaware corporation (the "Corporation"), and Chemical Bank, N.A. (as successor to Manufacturers Hanover Trust Company), a national banking association (the "Rights Agent").


                              W I T N E S S E T H :
                              ---------------------

                  WHEREAS, the Corporation and the Rights Agent executed and delivered the Agreement specifying the terms of the Rights (as defined therein); and

                  WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Agreement pursuant to the provisions of Section 26 of the Agreement to make certain modifications to the Agreement upon the terms and conditions hereinafter set forth, such modifications to be effective on the date hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  1. The definition of the term "Acquiring Person" set forth in
Section 1(a) of the Agreement is hereby amended to read in its entirety as follows:

                           "'Acquiring Person' shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding; provided, that an Acquiring Person shall not include (i) any Exempt Person, or (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Common Stock, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding shares of Common Stock pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Corporation; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of the shares of Common Stock, unless the acquisition of such additional shares of Common Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii). Notwithstanding the foregoing, if the Board of Directors of the Corporation determines in good faith (but only if at the time of such determination by the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement."

                  2. A new definition of the term "Continuing Directors" and a new definition of the term "Exempt Person" are hereby added to Section 1 of the Agreement (immediately following the definition of "Common Stock" and each of the paragraph letters in Section 1 following such new definitions shall be sequentially re-lettered), which new definitions shall read in their entirety as follows:

                                    "(g) 'Continuing Directors' shall mean any
                  member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Acquiring Person or a Triggering 5% Stockholder, or an Affiliate or Associate of any Acquiring Person or Triggering 5% Stockholder, or a representative or nominee of an Acquiring Person or a Triggering 5% Stockholder or of any such Affiliate or Associate, and who either (i) was a member of the Board of Directors prior to the time that any Person became an Acquiring Person or a Triggering 5% Stockholder, or (ii) subsequently became a member of the Board of Directors, and whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors."

                                    "(h) 'Exempt Person' shall mean (i) the
                  Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation, or any Person or entity organized, appointed or established by the Corporation for or pursuant to the terms of any such plan, or (ii) any director of the Corporation holding office as of the Close of business on November 15, 1995 and any immediate family member of, or Person controlled by, any such director."

                  3. The definition of the term "Section 11(a)(ii) Event" set forth in old Section (1)(i) of the Agreement is hereby amended to read in its entirety as follows:

                                    "'Section 11(a)(ii) Event' shall mean an
                  event described in Section 11(a)(ii)(A) or (B) hereof."

                  4. The definition of the terms "10% Stockholder" and "Triggering 10% Stockholder" set forth in old Section 1(m) of the Agreement are hereby replaced by the following definitions of the terms "5% Stockholder" and "Triggering 5% Stockholder", respectively, and all corresponding references to the terms "10% Stockholder" and "Triggering 10% Stockholder" in the Agreement are hereby deemed to refer to the terms "5% Stockholder" and "Triggering 5% Stockholder", respectively.

                                    "5% Stockholder" shall mean any Person who
                  or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 5% or more of the shares of Common Stock then outstanding, and "Triggering 5% Stockholder" shall mean a 5% Stockholder whose actions or inactions shall have caused the occurrence of a Section 11(a)(ii) Event, but neither such term shall include any Exempt Person."

                  5. The first sentence of Section 3(a) of the Agreement is hereby amended to read in its entirety as follows:

                                    "Until the earliest of (i) the Close of
                  business on the tenth day after the Stock Acquisition Date,
                  (ii) the Close of business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person or Triggering 5% Stockholder) after the date that a tender or exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14e-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, or (iii) the Close of business on the tenth day after the date on which any of the events described in Section 11(a)(ii)(B) occur (the earliest of (i), (ii) and (iii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Corporation)."

                  6. Section 3 of the Agreement is hereby further amended to add a new subsection (d) thereto, which shall read in its entirety as follows:


                                    "(d) Certificates representing shares of
                  Common Stock issued after November 15, 1995 shall bear the following legend:

                                            This certificate also evidences and
                           entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Bally Entertainment Corporation (formerly known as "Bally Manufacturing Corporation") (the "Corporation") and Chemical Bank, N.A. (successor to Manufacturers Hanover Trust Company) (the "Rights Agent") dated as of December 4, 1986, as amended by Amendment No. 1 thereto, dated as of November 15, 1995, and as amended from time to time thereafter (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or a Triggering 5% Stockholder or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

                  With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates."

                  7. Sections 11(a)(ii)(A), (B) and (C) of the Agreement are hereby deleted in their entirety and new Sections 11(a)(ii)(A) and (B) shall be added to the Agreement, which shall read in their entirety as follows:

                                   "(ii) In the event:

                                    (A) any Person, alone or together with its
                  Affiliates and Associates, shall become an Acquiring Person, or

                                    (B) (1) any 5% Stockholder, or any Affiliate
                  or Associate thereof, shall, at any time after the date of this Agreement, be found by a final order of a court or governmental body of competent jurisdiction (x) to have violated any state gaming, casino or similar statute (including, without limitation, the Nevada Gaming Control Act and the New Jersey Casino Control Act), or any regulation promulgated thereunder, in connection with such 5% Stockholder's interest in the Corporation (unless such violation shall have been excused or waived by such court or body) or (y) to be unsuitable or unqualified under any such statute or regulation to beneficially own 5% or more of the Common Stock (unless such 5% Stockholder, within 20 days after the date of such final order, ceases to be the Beneficial Owner of any shares of Common Stock or reduces its beneficial ownership of Common Stock to a level, if any, specifically permitted by such final order); or (2) any Person, alone or together with its

                  Affiliates and Associates, shall, at any time after the date of this Agreement and at a time when the Corporation or a Subsidiary of the Corporation has one or more licenses from any governmental authority administering any gaming, casino or similar statutes or regulations, becomes the Beneficial Owner of shares of Common Stock representing a percentage ownership in excess of the percentage ownership that any such governmental authority shall have determined by rule, regulation or otherwise that such Person, together with its Affiliates and Associates, may acquire without such acquisition constituting, or being presumed to constitute, control of the Corporation, unless such governmental authority by final order shall have granted its prior approval of such Person's application to acquire control of the Corporation (provided, however, if the Board of Directors of the Corporation determines in good faith (but only if at the time of such determination by the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) that a Person who has caused the occurrence of an event set forth in Section 11(a)(ii)(B)(2) hereof has inadvertently caused such occurrence, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would thereafter Beneficially Own shares of Common Stock representing a percentage ownership less than the percentage ownership that caused the occurrence of an event set forth in Section 11(a)(ii)(B)(2) hereof, then such Person shall not be deemed to be a "Triggering 5% Stockholder" and such event shall not be deemed to have occurred for any purposes of this Agreement);

                  then, promptly following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Corporation's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of

                  Common Stock of the Corporation as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product (which product, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (as hereinafter defined) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares"); provided, that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence."

                  8. The first sentence of Section 11(a)(iii) of the Agreement is hereby amended to read in its entirety as follows:

                                    "In the event that the number of shares of
                  Common Stock which is authorized by the Corporation's Restated Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Corporation shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon exercise of the Rights, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Corporation (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Corporation has deemed (but only if at the time of such determination by the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) to have the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called,

                  "common stock equivalents")), (4) debt securities of the Corporation, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Corporation (but only if at the time of such determination by the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Corporation (but only if at the time of such selection by the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office); provided, however, if the Corporation shall not have made adequate provision to substitute value pursuant to clause (B) above within thirty
                  (30) days following the Section 11(a)(ii) Trigger Date, then the Corporation shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread."

                  9. The first sentence of Section 23(a) of the Agreement is hereby amended to read in its entirety as follows:

                                    "The Board of Directors of the Corporation
                  may, at its option, but only by the vote of a majority of the Board of Directors, at any time prior to the earlier of (i) the Close of business on the tenth day following the Stock Acquisition Date, (ii) the Close of business on the tenth day following the date any Person first becomes a Triggering 5% Stockholder, or (iii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.05 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") and the Corporation may, at its option, pay the Redemption Price either in shares of

                  Common Stock (based on the "Current Market Price", as defined in Section 11(d)(i) hereof, of the shares of Common Stock at the time of redemption) or cash; provided, however, that from and after the time that any Person shall become an Acquiring Person or a Triggering 5% Stockholder, the Corporation may redeem the Rights only if at the time of the action of the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such redemption is approved by a majority of the Continuing Directors then in office."

                  10. The second sentence of Section 23(a) of the Agreement is hereby deleted in its entirety.

                  11. The first sentence of Section 26 is hereby amended to read in its entirety as follows:

                                    "Prior to the Distribution Date and subject
                  to the penultimate sentence of this Section 26, the Corporation may and the Rights Agent shall, if the Corporation so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock, including, without limitation, the definition of Acquiring Person and Exempt Person."

                  12. The penultimate sentence of Section 26 of the Agreement is hereby amended to read in its entirety as follows:

                                    "Notwithstanding anything contained in this
                  Agreement to the contrary, no supplement or amendment shall be made (a) which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable, or (b) which changes any other provision of this Agreement after the time that any Person becomes an Acquiring Person or a Triggering 5% Stockholder, unless at the time of the action of the Board of Directors approving such supplement or amendment there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such amendment or supplement is approved by a majority of the Continuing Directors then in office."

                  13. Exhibit B to the Agreement is hereby amended to read in its entirety as set forth in Exhibit B-1 attached hereto.

                  14. This Amendment No. 1 to the Agreement shall become effective as of the Close of business on November 15, 1995. This Amendment No. 1 to the Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  15. Except as specifically provided in this Amendment No. 1 to the Agreement, the Agreement shall remain in full force and effect and shall in no way be amended, modified or affected.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Agreement to be duly executed, all as of the day and year first above written.


                                          BALLY ENTERTAINMENT CORPORATION


                                          By: /s/ Lee S. Hillman
                                             ----------------------------------
                                              Lee S. Hillman
                                              Executive Vice President and
                                              Chief Financial Officer


                                           CHEMICAL BANK, N.A.


                                           By: /s/ Michael A. Nespoli
                                              ---------------------------------
                                           Name: Michael A. Nespoli
                                           Title: Vice President




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

                                                                    EXHIBIT  B-1


                          [Form of Rights Certificate]


Certificate No. R-                                            __________ Rights


NOT EXERCISABLE AFTER DECEMBER 4, 1996 OR EARLIER IF REDEEMED BY THE CORPORATION. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR A TRIGGERING 5% STOCKHOLDER OR AN AFFILIATE OR ASSOCIATE OF EITHER (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR A TRIGGERING 5% STOCKHOLDER OR AN AFFILIATE OR ASSOCIATE OF EITHER (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(E) OF SUCH AGREEMENT.]*


                               Rights Certificate

                         BALLY ENTERTAINMENT CORPORATION

                  This certifies that                 , or registered assigns,
is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 4, 1986, as amended by Amendment No. 1 to the Rights Agreement, dated as of November 15, 1995 and as hereafter amended from time to time (the "Rights Agreement"), between Bally Entertainment Corporation (formerly known as "Bally Manufacturing Corporation"), a Delaware corporation (the "Corporation"), and

--------

 * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Chemical Bank, N.A. (successor to Manufacturers Hanover Trust Company), a national banking association (the "Rights Agent"), to purchase from the Corporation at any time prior to 5:00 P.M. (New York time) on December 4, 1996 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, non-assessable share of Series B Junior Participating Preferred Stock (the "Preferred Stock") of the Corporation, at a purchase price of $60.00 per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The Purchase Price shall be paid, at the election of the registered holder, in cash, shares of Common Stock of the Corporation or a combination thereof. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of December 4, 1986, based on the Preferred Stock as constituted at such date.

                  Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or a Triggering 5% Stockholder or an Affiliate or Associate of an Acquiring Person or of a Triggering 5% Stockholder (as such terms are defined in the Rights Agreement),
(ii) a
transferee of any such Acquiring Person or Triggering 5% Stockholder or Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person or a Triggering 5% Stockholder or an Affiliate or Associate of an Acquiring Person or a Triggering 5% Stockholder, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

                  As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events.

                  This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Corporation.

                  This Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at its option at a redemption price of $.05 per Right, payable, at the election of the Corporation, in cash or shares of Common Stock, at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended or shortened pursuant to the Rights Agreement), (ii) the tenth day following the date any person or group first becomes a Triggering 5% Stockholder (as such time period may be extended or shortened pursuant to the Rights Agreement), or (iii) the Final Expiration Date.

                  No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights

Certificate shall have been exercised as provided in the Rights Agreement.

                  This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.


Dated as of ________________, ____

ATTEST:                                         BALLY ENTERTAINMENT CORPORATION


_____________________                           By:________________________
    Secretary                                      Name:
                                                   Title:


Countersigned:

CHEMICAL BANK, N.A.


By:____________________
   Authorized Signature

                  [Form of Reverse Side of Rights Certificate]


                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED_____________________________________________________________
hereby sells, assigns and transfers unto_______________________________________

_______________________________________________________________________________
                  (Please print name and address of transferee)

_______________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.
Dated:____ ________________, 19__


                                                        _______________________
                                                        Signature

Signature Guaranteed:



                                   Certificate
                                   ___________

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or a Triggering 5% Stockholder or an Affiliate or Associate of any such Acquiring Person or a Triggering 5%
Stockholder (as such terms are defined pursuant to the Rights
Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or a Triggering 5% Stockholder or an Affiliate or Associate of an Acquiring Person or a Triggering 5% Stockholder.



Dated: _____________, 19__                             ________________________
                                                       Signature


Signature Guaranteed:

                                     NOTICE
                                     ______

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


              (To be executed if holder desires to exercise Rights
                     represented by the Rights Certificate.)

To:      BALLY ENTERTAINMENT CORPORATION

                  The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Please insert social security or
other identifying number:______________________________________________________

                  If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Please insert social security or
other identifying number:______________________________________________________



Dated:_______________, 19__                            ________________________
                                                              Signature
Signature Guaranteed.

                                   Certificate
                                   ___________

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are
[ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or a Triggering 5% Stockholder or an Affiliate or Associate of any such Acquiring Person or Triggering 5% Stockholder (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or a Triggering 5% Stockholder or an Affiliate or Associate of an Acquiring Person or a Triggering 5% Stockholder.

 Dated:________________ , 19__                    _____________________________
                                                  Signature


Signature Guaranteed:


                                     NOTICE
                                     ______

                  The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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